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                                                                    Exhibit 23.6

                         [Frost & Sullivan's letterhead]

                                                              September 21, 2007

PRIVATE & CONFIDENTIAL

To: China Nepstar Chain Drugstore Ltd.
    6th Fl., Tower B, Xinnengyuan Building
    Nanhai Road, Nanshan District
    Shenzhen
    Guangdong Province 518054
    People's Republic of China

          RE: CHINA NEPSTAR CHAIN DRUGSTORE LTD.

              CONSENT TO REFERENCES TO FROST & SULLIVAN'S DATA ON CHINA'S DRUGSTORE INDUSTRY

Madam/Sirs:

We refer to your letter dated as of July 18, 2007 (the "NEPSTAR LETTER"). Terms used in this letter shall have the same meanings given to them in the Nepstar Letter.

In connection with the Proposed IPO, we hereby consent to references to our name and to the Data in the Registration Statement.

Yours faithfully,

For and on behalf of Frost & Sullivan.


/s/ Xiao Han
----------------------------------
Name: Xiao Han
Title: ANALYST, HEALTHCARE APAC